THE REGISTERED HOLDER OF THIS PURCHASE OPTION BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE OPTION EXCEPT AS HEREIN PROVIDED.

NOT EXERCISABLE PRIOR TO ________ __, 1998. VOID AFTER 5:00 P.M. EASTERN TIME, ________ ___, 2002.








                                 PURCHASE OPTION

                               FOR THE PURCHASE OF

                         180,000 SHARES OF COMMON STOCK

                                     AND/OR

                     180,000 COMMON STOCK PURCHASE WARRANTS

                                       OF

                              AUGMENT SYSTEMS, INC.

                            (A DELAWARE CORPORATION)


1.       Purchase Option.

         THIS CERTIFIES THAT, in consideration of $_______ duly paid by or on behalf of ________________________________ ("Holder"), as registered owner of this Purchase Option, to Augment Systems, Inc. ("Company"), Holder is entitled, at any time or from time to time at or after ________________ ,1998
("Commencement Date"), and at or before 5:00 p.m., Eastern Time, ________________ , 2002 ("Expiration Date"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to 180,000 shares of Common Stock of the Company, $.01 par value ("Common Stock") and/or 180,000 Redeemable Common Stock Purchase Warrants, each to purchase one share of Common Stock ("Warrants") during the period commencing on ________ ___, 1998 and expiring ________ ___, 2002, (five years from the effective date of the registration statement on Form SB-2 No. 333-21401 ("Registration Statement") pursuant to which the Company has registered shares of Common Stock and warrants to purchase Common Stock








("Effective Date")). Each Warrant is the same as the warrants that have been registered for sale to the public pursuant to the Registration Statement
("Public Warrants"). The shares of Common Stock and Warrants are sometimes collectively referred to herein as the "Securities." The Holder can purchase, upon exercise of the Purchase Option, either shares of Common Stock or Warrants or both. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Option may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Purchase Option. This Purchase Option is initially exercisable at $9.075 per share of Common Stock and $0.2475 per Warrant purchased; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Option, including the exercise price and the number of shares of Common Stock and Warrants to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or the adjusted exercise price of a share of Common Stock or a Warrant, depending on the context.

2.       Exercise.

         2.1 Exercise Form. In order to exercise this Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Option and payment of the Exercise Price in cash or by certified check or official bank check for the Securities being purchased. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date this Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

         2.2 Legend. Each certificate for Securities purchased under this Purchase Option shall bear a legend as follows unless such Securities have been registered under the Securities Act of 1933, as amended ("Act"):

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act and applicable state law."


         2.3      Cashless Exercise.

                  2.3.1 Determination of Amount. In lieu of the payment of the Exercise Price in the manner required by Section 2.1, the Holder shall have the right (but not the obligation) to pay the Exercise Price for the Securities being purchased with this Purchase Option by the surrender to the Company of any exercisable but unexercised portion of this Purchase Option having a "Stock Value" or "Warrant Value" (as defined below), as the case may be, at the close of trading on the last trading day immediately preceding the exercise of this Purchase Option, equal to the Exercise Price multiplied by the number of Securities being purchased upon exercise ("Cashless Exercise Right").


                                        2






                  (a) Common Stock. Upon exercise of the Cashless Exercise Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the "Stock Value" (as defined below) of the portion of the Purchase Option relating to the purchase of Common Stock being surrendered at the time the Cashless Exercise Right is exercised by (y) the Market Price. The "Stock Value" of the portion of the Purchase Option being surrendered shall equal the remainder derived from subtracting (a) the Exercise Price multiplied by the number of shares of Common Stock being surrendered from
(b) the Market Price of the Common Stock multiplied by the number of shares of Common Stock being surrendered. As used in this paragraph, the term "Market Price" at any date shall be deemed to be the average last reported sale price of the Common Stock for the five days immediately preceding such date, as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed is not its principal trading market, the last reported sale price as furnished by the NASD through the Nasdaq National Market or SmallCap Market, or, if applicable, the OTC Bulletin Board, or if the Common Stock is not listed or admitted to trading on any of the foregoing markets, or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

                  (b) Warrants. Upon exercise of the Cashless Exercise Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of Warrants equal to the quotient obtained by dividing (x) the "Warrant Value" (as defined below) of the portion of the Purchase Option relating to the purchase of Warrants being surrendered at the time the Cashless Exercise Right is exercised by (y) the Market Price. The "Warrant Value" of the portion of the Purchase Option being surrendered shall equal the remainder derived from subtracting (a) the Exercise Price multiplied by the number of Warrants being surrendered from (b) the Market Price of the Warrants multiplied by the number of Warrants being surrendered. As used in this paragraph, the term "Market Price" at any date shall be deemed to be the average last reported sale price of the Warrants for the five days immediately preceding such date, as officially reported by the principal securities exchange on which the Warrants are listed or admitted to trading, or, if the Warrants are not listed or admitted to trading on any national securities exchange or if any such exchange on which the Warrants are listed is not its principal trading market, the last reported sale price as furnished by the NASD through the Nasdaq National Market or SmallCap Market, or, if applicable, the OTC Bulletin Board, or if the Warrants are not listed or admitted to trading on any of the foregoing markets, or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

                  (c) Mechanics of Cashless Exercise. The Cashless Exercise Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering the Purchase Option with a duly executed exercise form attached hereto with the cashless exercise section completed to the Company, exercising the Cashless Exercise Right and specifying the total number of shares of Common Stock and/or Warrants the Holder will purchase pursuant to such Cashless Exercise Right.



                                       3


3.       Transfer.

         3.1 General Restrictions. The registered Holder of this Purchase Option, by its acceptance hereof, agrees that it will not sell, transfer or assign or hypothecate this Purchase Option prior to the Commencement Date to anyone other than (i) an officer of GKN Securities Corp. or Laidlaw Equities, Inc. (together, the "Underwriters") or an officer or partner of any Selected Dealer in connection with the Company's public offering with respect to which this Purchase Option has been issued, or (ii) any Selected Dealer. On and after the Commencement Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option or Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of shares of Common Stock and Warrants purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

         3.2 Restrictions Imposed by the Act. This Purchase Option and the Securities underlying this Purchase Option shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that this Purchase Option or the Securities, as the case may be, may be transferred pursuant to an exemption from registration under the Act and applicable state law, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the written opinion of Graubard Mollen & Miller shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement relating to such Purchase Option or Securities, as the case may be, has been filed by the Company and declared effective by the Securities and Exchange Commission and compliance with applicable state law.

4.       New Purchase Options to be Issued.

         4.1  Partial  Exercise  or  Transfer.  Subject to the  restrictions  in
Section 3 hereof, this Purchase Option may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Option for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Purchase Option of like tenor to this Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of shares of Common Stock and Warrants purchasable hereunder as to which this Purchase Option has not been exercised or assigned.

         4.2  Lost  Certificate.   Upon  receipt  by  the  Company  of  evidence
satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification, the Company shall execute and deliver a new Purchase Option of like tenor and date. Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.



                                       4


5.       Registration Rights.

         5.1      Demand Registration.

                  5.1.1 Grant of Right. The Company, upon written demand ("Initial Demand Notice") of the Holder(s) of at least 51% of the Purchase Options and/or the underlying shares of Common Stock and Warrants considered together ("Majority Holders"), agrees to register on one occasion, all or any portion of the Purchase Options requested by the Majority Holders in the Initial Demand Notice and all of the Securities underlying such Purchase Options, including the Common Stock, the Warrants and the Common Stock underlying the Warrants (collectively the "Registrable Securities"). On such occasion, the Company will file a Registration Statement covering the Registrable Securities within sixty days after receipt of the Initial Demand Notice and use its best efforts to have such registration statement declared effective promptly thereafter. If the Company fails to comply with the provisions of this Section 5.1.1, the Company shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any and all incidental, special and consequential damages sustained by the Holder(s). The demand for registration may be made at any time during a period of four years beginning one year from the Effective Date. The Company covenants and agrees to give written notice of its receipt of any Initial Demand Notice by any Holder(s) to all other registered Holders of the Purchase Options and/or the Registrable Securities within ten days from the date of the receipt of any such Initial Demand Notice.

                  5.1.2 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to use its best efforts to cause the filing required herein to become effective promptly and to qualify or register the Registrable Securities in such States as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a State in which such registration would cause (i) the Company to be obligated to register or license to do business in such State, or (ii) the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement filed pursuant to the demand rights granted under Section
5.1.1 to remain effective for a period of at least twelve consecutive months from the date that the Holders of the Registrable Securities covered by such registration statement are first given the opportunity to sell all of such securities.

                  5.1.3 Repurchase of Registrable Securities; Deferral or Suspension of Registration Statement. Anything in this Section 5.1 to the contrary notwithstanding, (a) the Company shall have no obligation to prepare and file a registration statement as provided for in this Section 5.1 if, within twenty (20) days after it receives a demand therefor, it agrees to purchase the Common Stock and Warrants underlying the Purchase Options and/or the Common Stock underlying the Warrants from the Holder(s) thereof at a price, in the case of the Warrants, equal to the difference between the Exercise Price and the then current market price of the Common Stock and, in the case of the Common Stock underlying the Purchase Options or the Common Stock underlying the Warrants, at the current market price of the Common Stock, and (b) the Company may defer or suspend the filing of a registration statement for a period of up to 120 days in the event that (i) such registration statement would have to include disclosure of a material fact that the Company believes would have a material adverse effect on any proposal or plan by the Company to engage in any acquisition, merger or other significant transaction, or (ii) the Company has filed, or has


                                       5


taken steps towards filing, a registration statement relating to any of the Company's securities and the Company believes that the filing of the registration statement relating to the Registrable Securities would materially adversely affect the offering by the Company or the market for its securities after such offering. The current market price of the Common Stock shall be the average of the closing bid and asked prices for the Common Stock during the five
(5) trading day period preceding such demand for registration.

         5.2      "Piggy-Back" Registration.

                  5.2.1 Grant of Right. In addition to the demand right of registration, the Holders of the Purchase Options shall have the right for a period of six years commencing one year from the Effective Date to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8 or any equivalent form) provided, however, that if, in the written opinion of the Company's managing underwriter or underwriters, if any, for such offering, the inclusion of the Registrable Securities, when added to the securities being registered by the Company or the selling stockholder(s), will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without materially and adversely affecting the entire offering, the Company shall nevertheless register all or any portion of the Registrable Securities required to be so registered but such Registrable Securities shall not be sold by the Holders until 180 days after the registration statement for such offering has become effective and provided further that, if any securities are registered for sale on behalf of other stockholders in such offering and such stockholders have not agreed to defer such sale until the expiration of such 180 day period, the number of securities to be sold by all stockholders in such public offering during such 180 day period shall be apportioned pro rata among all such selling stockholders, including all holders of the Registrable Securities, according to the total amount of securities of the Company owned by said selling stockholders, including all holders of the Registrable Securities.

                  5.2.2 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed regis tration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than thirty days written notice prior to the proposed date of filing of such registration state ment. Such notice to the Holders shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the "piggy-back" rights provided for herein by giving written notice, within twenty days of the receipt of the Company's notice of its intention to file a registration statement. The Company shall cause any registration statement filed pursuant to the above "piggyback" rights to remain effective for at least twelve months from the date that the Holders of the Registrable Securities are first given the opportunity to sell all of such securities.

         5.3      General Terms.

                  5.3.1 Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim,


                                       6


damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in Section 5 of the Underwriting Agreement between the Underwriters and the Company, dated the Effective Date. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 5 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

                  5.3.2 Exercise of Warrants. Nothing contained in this Purchase Option shall be construed as requiring the Holder(s) to exercise their Purchase Options or Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

                  5.3.3 Exclusivity. The Company shall not permit the inclusion of any securities other than the Registrable Securities to be included in any registration statement filed pursuant to Section 5.1 hereof without the prior written consent of the Majority Holders of the Registrable Securities.

                  5.3.4 Documents Delivered to Holders. The Company shall furnish to each Holder participating in any of the foregoing offerings and to each Underwriters of any such offering, if any, a signed counterpart, addressed to such Holder or Underwriters, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities. The Company shall also deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing Underwriters copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and Underwriters to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and inde-



                                       7


pendent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

                  5.3.5 Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing Underwriters(s) selected by any Holders whose Registrable Securities are being registered pursuant to this Section 5. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing Underwriters. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders, their shares and their intended methods of distribution.

                  5.3.6 Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

6.       Adjustments.

         6.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of shares of Common Stock underlying the Purchase Option and underlying the Warrants underlying the Purchase Option shall be subject to adjustment from time to time as hereinafter set forth:

                  6.1.1 Stock Dividends, Recapitalization, Reclassification, Split-Ups. If after the date hereof, and subject to the provisions of Section
6.3 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock and Warrants issuable on exercise of the Purchase Option shall be increased in proportion to such increase in outstanding shares; provided, however, that nothing in this section is intended to provide for adjustment with respect to the Warrants beyond that provided for in the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company. For example, if the Company declares a two-for-one stock dividend and at the time of such dividend this Purchase Option is for the purchase of 1,000 shares at $9.075 per share and 1,000 Warrants at $0.2475 per Warrant (each Warrant exercisable for $6.60 per share), upon effectiveness of the dividend, the Purchase Option will be adjusted (disregarding for purposes of this example that adjustments shall be rounded to the nearest cent, as provided in section 6.1.3) to allow for the purchase of 2,000 shares at $4.5375 per share and 2,000 Warrants at $.12375 (each Warrant exercisable for $3.30 per share).

                  6.1.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 6.3, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of shares of Common Stock issuable on exercise of the Purchase Option and the Warrants underlying the Purchase Option shall be decreased in proportion to such decrease in outstanding shares.



                                       8


                  6.1.3 Adjustments in Exercise Price. Whenever the number of shares of Common Stock or Warrants purchasable upon the exercise of this Purchase Option is adjusted, as provided in this Section 6.1, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock or Warrants, as the case may be, purchasable upon the exercise of this Purchase Option immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock or warrants as the case may be, so purchasable immediately thereafter.

                  6.1.4 Replacement of Securities Upon Reorganization, Etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 6.1.1 hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Option shall have the right thereafter
(until the expiration of the right of exercise of this Purchase Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Purchase Option immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 6.1.1, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.3 and this Section 6.1.4. The provisions of this Section 6.1.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

                  6.1.5 Changes in Form of Purchase Option. This form of Purchase Option need not be changed because of any change pursuant to this Section, and Purchase Options issued after such change may state the same Exercise Price and the same number of shares of Common Stock and Warrants as are stated in the Purchase Options initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Options reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

         6.2      [Intentionally Omitted]

         6.3 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or Warrants upon the exercise or transfer of the Purchase Option, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated



                                       9


by rounding any fraction up or down to the nearest whole number of Warrants, shares of Common Stock or other securities, properties or rights.

7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Purchase Options or the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Options and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of the Warrants underlying the Purchase Options and payment of the respective Warrant exercise price therefor, all shares of Common Stock and other securities issuable upon such exercises shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Purchase Options shall be outstanding, the Company shall use its best efforts to cause all (i) shares of Common Stock issuable upon exercise of the Purchase Options and the Warrants, and (ii) the Warrants underlying the Purchase Options to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on Nasdaq) on which the Common Stock or the Public Warrants issued to the public in connection herewith are then listed and/or quoted.

8.       Certain Notice Requirements.

         8.1 Holder's Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Purchase Options and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

         8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution pay able otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

         8.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders



                                       10


of such event and change ("Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's President and Chief Financial Officer.

         8.4 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Option shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgment of receipt to the party to which notice is given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: (i) if to the registered Holder of the Purchase Option, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office.

9.       Miscellaneous.

         9.1 Amendments. The Company and the Underwriters may from time to time supplement or amend this Purchase Option without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriters may deem necessary or desirable and which the Company and the Underwriters deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of the party against whom enforcement of the modification or amendment is sought.

         9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

         9.3 Entire Agreement. This Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         9.4 Binding Effect. This Purchase Option shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

         9.5 Governing Law; Submission to Jurisdiction. This Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Option shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage


                                       11


prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         9.6 Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Option or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

         9.7 Execution in Counterparts. This Purchase Option may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

                  IN WITNESS WHEREOF, the Company has caused this Purchase Option to be signed by its duly authorized officer as of the ____ day of ____________, 1997.

                                          AUGMENT SYSTEMS, INC.



                                          By:__________________________
                                             Name: Lorrin G. Gale
                                             Title: Chief Executive Officer and
                                                    President


                                       12






Form to be used to exercise Purchase Option:


AUGMENT SYSTEMS, INC.
2 Robbins Road
Westford, Massachusetts 01886-4113


Date:_________________, 19__

                  The undersigned hereby elects irrevocably to exercise the within Purchase Option and to purchase ____ shares of Common Stock and Warrants to purchase shares of Common Stock of Augment Systems, Inc. and hereby makes payment of $____________ (at the rate of $ per share of Common Stock and $ per Warrant) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock and Warrants as to which this Purchase Option is exercised in accordance with the instructions given below.

                                       or

                  The undersigned hereby elects irrevocably to exercise the within Purchase Option and to purchase _______ shares of Common Stock and Warrants to purchase ______ shares of Common Stock of Augment Systems, Inc. by surrender of the unexercised portion of the within Purchase Option (with a "Value" of $_______ based on a "Market Price" of $______). Please issue the Common Stock and Warrants in accordance with the instructions given below.



                                               --------------------------------
                                               Signature


--------------------------
Signature Guaranteed


                  NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.


                  INSTRUCTIONS FOR REGISTRATION OF SECURITIES


Name
        ---------------------------------
            (Print in Block Letters)

Address
        ---------------------------------

                                       13





Form to be used to assign Purchase Option:


                                   ASSIGNMENT


                  (To be executed by the registered Holder to effect a transfer of the within Purchase Option):

                  FOR VALUE  RECEIVED,____________________________________  does hereby sell, assign and transfer unto_______________________ the right to purchase _______________________ shares of Common Stock and/or Warrants to purchase shares of Common Stock of Augment Systems, Inc. ("Company") evidenced by the within Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:___________________, 19__


                                            ----------------------------------
                                            Signature






                  NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

                                       14